Exhibit 3.1

ARTICLES OF INCORPORATION - AMENDMENT NO. THREE

ARTICLES OF AMENDMENT
OF
PACEL CORP.

      Pursuant to Section 13.1-710 of the Code of Virginia the Articles of Incorporation of PACEL CORP. are hereby amended. The amendment which follows was adopted on November 28, 2000. The amendment was proposed by the Board of Directors and submitted to the stockholders in accordance with law. There were 31,459,102 shares of common stock outstanding and entitled to be cast by stockholders. 29,375,463 undisputed votes were cast in favor of the amendment, 2,030,094 votes were cast against the amendment. There were no disputed votes. The number of votes of common stock cast for the amendment was sufficient for approval by the shareholders of the corporation.

      I.      Paragraph 3, of the Articles of Incorporation of PACEL CORP. is amended to increase the common stock of the corporation to one hundred fifty million (150,000,000) shares and shall read as follows:

Paragraph 3.

(A).      The aggregate number of shares which the Corporation is authorized to issue is as follows:
Class	Number of Shares	Par Value

Common	150,000,000	no par value
Preferred	5,000,000	no par value

(B).      The Board of Directors of the Corporation ("the Board of Directors") may, by amending these Articles of Incorporation ("the Articles") by filing Articles of Amendment with the Virginia State Corporation Commission, fix in whole or in part the preferences, limitations and rights, within the limits set by law of :

            (i)      any class of shares, before the issuance of any shares of that class, or

            (ii)      one or more series within a class, before the issuance of any shares within that series.

(C).      The preferred stock (including any shares of preferred stock restored to the status of authorized but unissued preferred stock undesignated as to series pursuant to this Paragraph (3.C)) may be divided into one or more series and issued from time to time with such preference, privileges, limitations and relative rights as shall be fixed and determined by the Board of Directors. Without limiting the generality of the foregoing, the Board of Directors is expressly authorized to the fullest extent permitted from time to time by law to fix:

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            (i)      the distinctive serial designations and the division of shares of preferred stock into one or more series and the number of shares of a particular series, which may be increased or decreased (but not below the number of shares thereof then outstanding):

            (ii)      the rate or amount (or the method of determining the rate or amount) and times at which the form in which, and the preferences and conditions under which dividends shall be payable on shares of a particular series, the status of such dividends as cumulative, partially cumulative, or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such series as participating or nonparticipating with shares of other classes or series;

            (iii)      the price or prices at which, the consideration for which, the period or periods within which and the terms and conditions, if any, upon which the shares of a particular series may be redeemed, in whole or in part, at the option of the Corporation or otherwise;

            (iv)      the amount or amounts and rights and preferences, if any, to which the Holders of shares of a particular series are entitled or shall have upon any involuntary or voluntary liquidation, dissolution or winding up of the Corporation;

            (v)      the rights and preferences over or otherwise in relation to any other class or series (including other series of preferred stock) as to the right to receive dividends and/or the right to receive payments out of the net assets of the Corporation upon any involuntary or voluntary liquidation, dissolution or winding up of the Corporation;

            (vi)      the right, if any, of the Holders of a particular series, the Corporation or another person to convert, or cause conversion of shares of such series into shares of other classes or series or into other securities, cash, indebtedness or other property or to exchange or cause exchange of such shares for shares, classes or series or other securities, cash, indebtedness or other property and the terns and conditions, if any, including the price or prices or the rate or rates of conversion and exchange and the terms and conditions of adjustments, if any, at which such conversion or exchange may be made or caused.

            (vii)      the obligation, if any, of the Corporation to redeem, purchase or otherwise acquire, in whole or in part, shares of a particular series for a sinking fund or otherwise, the terms and conditions thereof, if any, including the price or prices and the nature of the consideration payable for such shares so redeemed, purchase or otherwise acquired.

            (viii)      the voting rights, if any, including special conditional or limited voting rights of the shares of a particular series in addition to those required by law, including the number of votes per shares and any requirement for the approval by the Holders

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of shares of all series of preferred stock, or of the shares of one or more series thereof, or of both, in any amount greater than a majority up to such amount as in accordance with applicable law or these Articles, as a condition to specified corporation action or amendments to the Articles.

(D).      Shares of preferred stock shall rank prior or superior to the common stock in respect of the right to receive dividends and/or the right to receive payment out of the net assets of the Corporation upon any involuntary or voluntary liquidation, dissolution or winding up of the Corporation. All shares of preferred stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion or exchange) shall be canceled and thereupon restored to the status of authorized but unissued shares of preferred stock undesignated as to series.

(E).      The Holders of common stock, to the exclusion of any other class of stock of the Corporation, have sole power to vote for the election of directors except as:

            (i)      otherwise expressly provided in the serial designation of any series of preferred stock

            (ii)      otherwise expressly provided in these Articles and

            (iii)      otherwise expressly provided by the then existing laws of the Commonwealth of Virginia.

(F).      The Holders of common stock will have one vote for each share of common stock held by them.

(G).      No Holder of shares of stock of any class of the Corporation will have any preemptive or preferential rights of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized or to any obligations of the Corporation convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof.

All other provisions of the Articles of Incorporation as previously amended shall remain in effect.

      WITNESS the signatures below:

________________________________ David Calkins, Director; Shareholder

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ARTICLES OF INCORPORATION - AMENDMENT NO. TWO

ARTICLES OF AMENDMENT
OF
PACEL CORP.

      Pursuant to Section 13.1-710 of the Code of Virginia the Articles of Incorporation of PACEL CORP. are hereby amended. The amendment which follows was adopted on May 27,1998 . The amendment was proposed by the Board of Directors and submitted to the stockholders in accordance with law. There were 5,006,800 share of common stock outstanding and entitled to be cast by stockholders. 3,924,800 undisputed votes were cast in favor of the amendment, 0 votes were cast against the amendment. There were no disputed votes. The number of votes of common stock cast for the amendment was sufficient for approval by the shareholders of the corporation.

      I.      Paragraph 3, of the Articles of Incorporation of PACEL Corp. is amended to increase the common stock of the corporation to forty million shares and shall read as follows:

Paragraph 3.
(A).      The aggregate number of shares which the Corporation is authorized to issue is as follows:

Class	Number of Shares	Par Value

Common	40,000,000	no par value
Preferred	5,000,000	no par value

(B).      The Board of Directors of the Corporation ("the Board of Directors") may, by amending these Articles of Incorporation ("the Articles") by filing Articles of Amendment with the Virginia State Corporation Commission, fix in whole or in part the preferences, limitations and rights, within the limits set by law of :

            (i)      any class of shares, before the issuance of any shares of that class, or
            (ii)      one or more series within a class, before the issuance of any shares within that series.

(C).      The preferred stock (including any shares of preferred stock restored to the status of authorized but unissued preferred stock undesignated as to series pursuant to this Paragraph (3.C)) may be divided into one or more series and issued from time to time with such preference, privileges, limitations and relative rights as shall be fixed and determined by the Board of Directors. Without limiting the generality of the foregoing, the Board of Directors is expressly authorized to the fullest extent permitted from time to time by law to fix:

            (i)      the distinctive serial designations and the division of shares of preferred stock into one or more series and the number of shares of a particular series, which may be increased or decreased (but not below the number of shares thereof then outstanding):

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            (ii)      the rate or amount (or the method of determining the rate or amount) and times at which the form in which, and the preferences and conditions under which dividends shall be payable on shares of a particular series, the status of such dividends as cumulative, partially cumulative, or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such series as participating or nonparticipating with shares of other classes or series;

            (iii)      the price or prices at which, the consideration for which, the period or periods within which and the terms and conditions, if any, upon which the shares of a particular series may be redeemed, in whole or in part, at the option of the Corporation or otherwise;

            (iv)      the amount or amounts and rights and preferences, if any, to which the Holders of shares of a particular series are entitled or shall have upon any involuntary or voluntary liquidation, dissolution or winding up of the Corporation;

            (v)      the rights and preferences over or otherwise in relation to any other class or series (including other series of preferred stock) as to the right to receive dividends and/or the right to receive payments out of the net assets of the Corporation upon any involuntary or voluntary liquidation, dissolution or winding up of the Corporation;

            (vi)      the right, if any, of the Holders of a particular series, the Corporation or another person to convert, or cause conversion of shares of such series into shares of other classes or series or into other securities, cash, indebtedness or other property or to exchange or cause exchange of such shares for shares, classes or series or other securities, cash, indebtedness or other property and the terns and conditions, if any, including the price or prices or the rate or rates of conversion and exchange and the terms and conditions of adjustments, if any, at which such conversion or exchange may be made or caused.

            (vii)      the obligation, if any, of the Corporation to redeem, purchase or otherwise acquire, in whole or in part, shares of a particular series for a sinking fund or otherwise, the terms and conditions thereof, if any, including the price or prices and the nature of the consideration payable for such shares so redeemed, purchase or otherwise acquired.

            (viii)      the voting rights, if any, including special conditional or limited voting rights of the shares of a particular series in addition to those required by law, including the number of votes per shares and any requirement for the approval by the Holders of shares of all series of preferred stock, or of the shares of one or more series thereof, or of both, in any amount greater than a majority up to such amount as in accordance with applicable law or these Articles, as a condition to specified corporation action or amendments to the Articles.

(D).      Shares of preferred stock shall rank prior or superior to the common stock in respect of the right to receive dividends and/or the right to receive payment out of the net assets of the Corporation upon any involuntary or voluntary liquidation, dissolution or winding up of the

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Corporation. All shares of preferred stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion or exchange) shall be canceled and thereupon restored to the status of authorized but unissued shares of preferred stock undesignated as to series.

(E).      The Holders of common stock, to the exclusion of any other class of stock of the Corporation, have sole power to vote for the election of directors except as:

            (i)      otherwise expressly provided in the serial designation of any series of preferred stock
            (ii)      otherwise expressly provided in these Articles and
            (iii)      otherwise expressly provided by the then existing laws of the Commonwealth of Virginia.

(F).      The Holders of common stock will have one vote for each share of common stock held by them.

(G).      No Holder of shares of stock of any class of the Corporation will have any preemptive or preferential rights of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized or to any obligations of the Corporation convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof.

All other provisions of the Articles of Incorporation as previously amended shall remain in effect .

WITNESS the signatures below: ________________________________ David Calkins, Director; Shareholder ________________________________ F. Kay Calkins, Director; Shareholder

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ARTICLES OF INCORPORATION - AMENDMENT NO. ONE

ARTICLES OF AMENDMENT
OF
PACEL CORP.

      Pursuant to Section 13.1-710 of the Code of Virginia the Articles of Incorporation of PACEL CORP. are hereby amended. The amendments which follow were adopted by the unanimous consent of the corporate shareholders of the corporation.

I.      Paragraphs 3, 8, 9 & 10 of the Articles of Incorporation of PACEL CORP. are deleted in their entirety and substituted in their place is the following:

Paragraph 3.
(A).      The aggregate number of shares which the Corporation is authorized to issue is as follows:

Class	Number of Shares	Par Value

Common	20,000,000	no par value
Preferred	5,000,000	no par value

(B).      The Board of Directors of the Corporation ("the Board of Directors") may, by amending these Articles of Incorporation ("the Articles") by filing Articles of Amendment with the Virginia State Corporation Commission, fix in whole or in part the preferences, limitations and rights, within the limits set by law of :

            (i)      any class of shares, before the issuance of any shares of that class, or
            (ii)      one or more series within a class, before the issuance of any shares within that series.

(C).      The preferred stock (including any shares of preferred stock restored to the status of authorized but unissued preferred stock undesignated as to series pursuant to this Paragraph (3.C)) may be divided into one or more series and issued from time to time with such preference, privileges, limitations and relative rights as shall be fixed and determined by the Board of Directors. Without limiting the generality of the foregoing, the Board of Directors is expressly authorized to the fullest extent permitted from time to time by law to fix:

            (i)      the distinctive serial designations and the division of shares of preferred stock into one or more series and the number of shares of a particular series, which may be increased or decreased (but not below the number of shares thereof then outstanding):

            (ii)      the rate or amount (or the method of determining the rate or amount) and times at which the form in which, and the preferences and conditions under which dividends shall be payable on shares of a particular series, the status of such dividends as cumulative, partially cumulative, or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such series as participating or nonparticipating with shares of other classes or series;

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            (iii)      the price or prices at which, the consideration for which, the period or periods within which and the terms and conditions, if any, upon which the shares of a particular series may be redeemed, in whole or in part, at the option of the Corporation or otherwise;

            (iv)      the amount or amounts and rights and preferences, if any, to which the Holders of shares of a particular series are entitled or shall have upon any involuntary or voluntary liquidation, dissolution or winding up of the Corporation;

            (v)      the rights and preferences over or otherwise in relation to any other class or series (including other series of preferred stock) as to the right to receive dividends and/or the right to receive payments out of the net assets of the Corporation upon any involuntary or voluntary liquidation, dissolution or winding up of the Corporation;

            (vi)      the right, if any, of the Holders of a particular series, the Corporation or another person to convert, or cause conversion of shares of such series into shares of other classes or series or into other securities, cash, indebtedness or other property or to exchange or cause exchange of such shares for shares, classes or series or other securities, cash, indebtedness or other property and the terns and conditions, if any, including the price or prices or the rate or rates of conversion and exchange and the terms and conditions of adjustments, if any, at which such conversion or exchange may be made or caused.

            (vii)      the obligation, if any, of the Corporation to redeem, purchase or otherwise acquire, in whole or in part, shares of a particular series for a sinking fund or otherwise, the terms and conditions thereof, if any, including the price or prices and the nature of the consideration payable for such shares so redeemed, purchase or otherwise acquired.

            (viii)      the voting rights, if any, including special conditional or limited voting rights of the shares of a particular series in addition to those required by law, including the number of votes per shares and any requirement for the approval by the Holders of shares of all series of preferred stock, or of the shares of one or more series thereof, or of both, in any amount greater than a majority up to such amount as in accordance with applicable law or these Articles, as a condition to specified corporation action or amendments to the Articles.

(D).      Shares of preferred stock shall rank prior or superior to the common stock in respect of the right to receive dividends and/or the right to receive payment out of the net assets of the Corporation upon any involuntary or voluntary liquidation, dissolution or winding up of the Corporation. All shares of preferred stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion or exchange) shall be canceled and thereupon restored to the status of authorized but unissued shares of preferred stock undesignated as to series.

(E).      The Holders of common stock, to the exclusion of any other class of stock of the Corporation, have sole power to vote for the election of directors except as:

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            (i)      otherwise expressly provided in the serial designation of any series of preferred stock
            (ii)      otherwise expressly provided in these Articles and
            (iii)      otherwise expressly provided by the then existing laws of the Commonwealth of Virginia.

(F).      The Holders of common stock will have one vote for each share of common stock held by them.

(G).      No Holder of shares of stock of any class of the Corporation will have any preemptive or preferential rights of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized or to any obligations of the Corporation convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof.

II.      Paragraph 11 is renumbered as paragraph 8 and amended as follows:

      "The Corporation reserves to right to amend the Articles of Incorporation in any manner, now or hereinafter permitted by law." The remaining provisions of Paragraph 11 starting with the words "except no amendment..." are hereby deleted.

WITNESS the signatures below: ________________________________ David Calkins, Director; Shareholder ________________________________ F. Kay Calkins, Director; Shareholder

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ARTICLES OF INCORPORATION
OF
PACEL CORP.

            1)      The name of the Corporation is: PACEL CORP.

            2)      The purpose of the Corporation is to provide interactive software application products to government, commercial and utility companies, to support their need to reduce costs, improve productivity, enhance the quality and reliability of acquiring and analyzing data as well as to provide allied and incidental products and services. In addition, the Corporation shall have the power to transact any lawful business not required to be specifically stated in the Articles of Incorporation for which corporations may be incorporated.

            3)      The Corporation shall have authority to issue One Thousand (1,000) shares of common stock of the par value of One Dollar ($1.00) each.

            4)      The initial Registered Office of the Corporation shall be located at 10561 Crestwood

Drive, Manassas, VA 22110, in the County of Prince William, Virginia. The initial Registered

Agent shall be Alan Shachter, who is a member of the Virginia State Bar and is a resident of City of Manassas, Virginia. The address of the Registered Office and the address of the business office of the Registered Agent are identical.

            5)      The number of directors shall be two. The initial directors are:

David E. Calkins	9514 Vinnia Court Manassas, VA 22110

Richard Postin	2740 Highland Ridge Court Cummings, GA 30131

            6a)      The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil,

criminal, administrative or investigative (including an action or suit by or in the right of the

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Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against judgments,

fines, amounts paid in settlement, and expenses (including attorney's fees) actually and reasonably incurred by him in connection with such action, suit or proceeding except only in relation to any claim, issue or matter as to which such person shall have been finally adjudged to be liable for his gross negligence or willful misconduct. Each such indemnity shall inure to the benefit of the heirs,

executors and administrators of such person.

            6b)      Any indemnity under subsection a) above shall (unless authorized by a court) be made by the Corporation only as authorized in the specific case upon a determination that the director or officer was not guilty of gross negligence or willful misconduct in the performance of his duty and,

in case of a settlement, that such settlement was, or if still to be made is, consistent with such indemnity and the best interests of the Corporation. Such determination shall be made i) by the

Board of Directors by a majority of a quorum consisting of directors who were not parties is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or ii) by the shareholders. If the determination is to be made by the

Board of Directors, it may rely, as to all questions of law, on the advice of independent counsel.

            6c)      Expenses incurred in defending an action, suit or proceeding, whether civil,

administrative or investigative, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by vote of the persons provided in subsection b) of this section, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the

Corporation as authorized in this section.

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            6d)      The right of indemnification provided by this section shall not be exclusive of any other rights to which any director or officer may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, even as to claims,

issues or matters in relation to which the Corporation would not have the power to indemnify such director or officer under the provision of this section.

            6e)      The Corporation may purchase and maintain at its sole expense insurance against all liabilities or losses it may sustain in consequence of the indemnification provided for in this section,

in such amounts and on such terms and conditions as the Board of Directors may deem reasonable.

            7)      The Board of Directors subject to any specific written limitation or restrictions imposed by law or by these Articles of Incorporation shall direct the carrying out of the purposes and exercise the powers of the Corporation without previous authorization or subsequent approval by the shareholders of the Corporation.

            8)      At each election for directors, every holder of the capital stock shall have the right to vote, in person or by proxy, the number of shares registered in his or her name for as many persons as there are directors to be elected and for whose election he or she has the right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such directors multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principal among any number of such candidates.

            9)      The shares of the corporation are not to be divided into classes and the Corporation is not authorized to issue shares in series.

            10)      The registered holders of the shares of capital stock shall have a preemptive right as set forth in this paragraph to purchase at such respective equitable prices, terms and conditions as shall be fixed by the Board of Directors, such of the shares of capital stock of the Corporation or

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securities convertible into or carrying options or warrants to purchase such shares of capital stock as may be issued for money from time to time, after the issue of the first ten (10) shares, of capital stock. Such preemptive right shall apply to all shares issued after the first ten (10) shares whether the additional shares constitute a part of the shares held in the treasury of the Corporation. No shares shall be issued for money to directors, officers or employees of the Corporation or to directors,

officers or employees of any subsidiary Corporation as such unless first offered to the holders of the capital stock in accordance with their preemptive right.

            11)      The Corporation reserves the right to amend the Articles of Incorporation in any manner now or hereafter permitted by law except no amendment shall be made to Sections 8 and 10 of these Articles of Incorporation without the written consent or affirmative vote of holders of eighty percent (80%) of the issued and outstanding shares of capital stock.

Dated: April 29, 1994	/s/ Alan Shachter ________________________________ ALAN SHACHTER INCORPORATOR

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